UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017 (December 8, 2017)

International Paper Company

(Exact name of registrant as specified in its charter)

Commission File Number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2017, International Paper Company (the “Company”) entered into a $660 million five-year credit agreement (the “Credit Agreement”) with a syndicate of banks and other financial institutions (the “Lenders”), including Bank of America, N.A., as administrative agent (“Bank of America”), and BNP Paribas. Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp. served as joint lead arrangers and joint bookrunners.

On December 8, 2017, the Company borrowed $660 million under the Credit Agreement. The proceeds will be used to repay certain existing indebtedness of the Company and its subsidiaries and to pay fees and expenses of the Company in connection with the Credit Agreement.

Borrowings under the Credit Agreement generally will either bear interest at (i) a rate per year equal to the Applicable Rate (as defined in the Credit Agreement) plus the highest of (a) the Federal Funds Rate (as defined in the Credit Agreement) plus 1/2 of one percentage point (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate (as defined in the Credit Agreement) plus one percentage point or (ii) the Eurodollar Rate plus the Applicable Rate.

The Credit Agreement contains customary affirmative and negative covenants, as well as customary events of default, substantially similar to those included in the Company’s $1,500,000,000 5-Year Credit Agreement, dated as of December 12, 2016.

In connection with the Company’s previously announced agreement to transfer its North American consumer packaging business to a subsidiary of Graphic Packaging Holding Company (“Graphic”), a subsidiary of Graphic will assume the indebtedness incurred pursuant to the Credit Agreement. For a period of not less than seven calendar days and not more than ten calendar days following the closing of the Graphic transaction, the Company shall provide a guarantee of the indebtedness incurred pursuant to the Credit Agreement.

Certain of the Lenders, as well as certain of their affiliates, engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in other commercial banking transactions and investment banking, financial advisory and other financial services transactions with the Company and its affiliates.

The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Credit Agreement, dated December 8, 2017, by and among the Company, Bank of America, N.A. and BNP Paribas.

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Credit Agreement, dated December 8, 2017, by and among the Company, Bank of America, N.A. and BNP Paribas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

By:	/s/ SHARON R. RYAN
Name: Sharon R. Ryan Title: Senior Vice President, General Counsel and Corporate Secretary

Date: December 12, 2017

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